                                                                    EXHIBIT 25.2



                                       FORM T-1
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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                ---------------------

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                                ---------------------

                         CHECK IF AN APPLICATION TO DETERMINE
                         ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(B)(2)
                                              -------
                                ---------------------


                       UNITED STATES TRUST COMPANY OF NEW YORK
                 (Exact name of trustee as specified in its charter)


                                 New York 13-3818954
                   (Jurisdiction of incorporation (I.R.S. employer if not a U.S. national bank) identification No.)


                           114 West 47th Street 10036-1532
                               New York, NY (Zip Code)
                                (Address of principal
                                  executive offices)
                                  ------------------

                       UNITED STATES TRUST COMPANY OF NEW YORK
                                  114 W. 47th Street
                               New York, NY  10036-1532
                           Telephone Number (212) 852-1000
              (Name, address and telephone number of agent for service)
                                   ----------------



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                                     -2-


                              ----------------
                           Winstar Equipment Corp.
             (Exact name of obligor as specified in its charter)


               Delaware                                13-3585278
     (State or other jurisdiction of                (I.R.S. employer
     incorporation or organization)                identification No.)


               230 Park Avenue
               New York, NY                               10169
     (Address of principal executive offices)           (Zip Code)

                                  -----------------
              12 1/2% Guaranteed Senior Secured Exchange Notes due 2004
                         (Title of the indenture securities)

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                                     -3-



                                   GENERAL


1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System)
          Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

          Winstar Equipment Corp. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  LIST OF EXHIBITS

                    T-1.1     --   Organization Certificate, as amended, issued
                    by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

                    T-1.2     --   Included in Exhibit T-1.1.

                    T-1.3     --   Included in Exhibit T-1.1.



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                                     -4-

16.  LIST OF EXHIBITS
                    (CONT'D)

                    T-1.4     --   The By-Laws of United States Trust Company of
                    New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                              33-97056).

                    T-1.6     --   The consent of the trustee required by
                    Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

                    T-1.7     --   A copy of the latest report of condition of
                    the trustee pursuant to law or the requirements of its supervising or examining authority.


NOTE

As of April 30, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                   ----------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 30th day of April, 1997.

UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee

By:
     Margaret Ciesmelewski
     Assistant Vice President
                                                            EXHIBIT T-1.6

               The consent of the trustee required by Section 321(b) of the Act.


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                       United States Trust Company of New York
                                 114 West 47th Street
                                 New York, NY  10036


September 1, 1995




Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK



By:       S/Gerard F. Ganey
     Senior Vice President







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                                                       EXHIBIT T-1.7

                       UNITED STATES TRUST COMPANY OF NEW YORK
                         CONSOLIDATED STATEMENT OF CONDITION
                                  DECEMBER 31, 1996
                                    (IN THOUSANDS)

ASSETS
Cash and Due from Banks                                $   75,754

Short-Term Investments                                    276,399

Securities, Available for Sale                            925,886

Loans
                                                        1,638,516
Less:  Allowance for Credit Losses                         13,168
                                                       ----------
     Net Loans                                          1,625,348
Premises and Equipment                                     61,278
Other Assets                                              120,903
                                                       ----------
     TOTAL ASSETS                                      $3,085,568
                                                       ----------
                                                       ----------

LIABILITIES
Deposits:
Non-Interest Bearing                                   $  645,424
Interest Bearing                                        1,694,581
                                                       ----------
     Total Deposits                                     2,340,005

Short-Term Credit Facilities                              449,183
Accounts Payable and Accrued Liabilities                  139,261
                                                       ----------
     TOTAL LIABILITIES                                 $2,928,449
                                                       ----------
                                                       ----------

STOCKHOLDER'S EQUITY
Common Stock                                               14,995
Capital Surplus                                            42,394
Retained Earnings                                          98,926
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                         804
                                                       ----------
TOTAL STOCKHOLDER'S EQUITY                                157,119
                                                       ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                              $3,085,568
                                                       ----------
                                                       ----------


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

April 9, 1997